Exhibit 8.1

December 30, 2024

The Children’s Place, Inc. 500 Plaza Drive Secaucus, NJ 07094

Re:	Tax Opinion Pursuant to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to The Children’s Place, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (File No. 333-282664) (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the Company’s proposed pro rata distribution to its stockholders of nontransferable rights (the “Rights”) to purchase up to $90,000,000 in shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), representing 9,230,769 shares of Common Stock in the aggregate (the “Rights Offering”).

For purposes of this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the officer’s certificate dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificate”), and such other documents and matters of law and fact as we have considered necessary or appropriate. In addition, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or otherwise provided to us. We have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies; (ii) that the Rights Offering will be consummated as described in the Registration Statement; (iii) that the statements concerning the terms of the Rights and the Rights Offering set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all relevant times; and (iv) that any statements made in the Registration Statement or the Officer’s Certificate qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all relevant times, in each case as if made without such qualification. If any of the above-described assumptions are untrue for any reason or if the Rights Offering is consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

The Children’s Place, Inc.

December 30, 2024

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, we hereby confirm that the statements in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material U.S. federal income tax consequences of the matters described therein.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Rights Offering, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention. No opinion should be inferred as to the tax consequences of the Rights Offering under any state, local or foreign law, or with respect to other areas of U.S. federal taxation.

Our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

The Children’s Place, Inc.

December 30, 2024

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP